EXHIBIT 99.7

                                AMENDMENT TO THE

                       NONQUALIFIED STOCK OPTION AGREEMENT

                              FOR MICHAEL O. FIFER

     WHEREAS, the Board of Directors of Mueller Industries, Inc. (the "Company") has resolved to amend the Nonqualified Stock Option Agreement between Mr. Michael O. Fifer and the Company, dated June 30, 2003 (the "Agreement") to clarify that the anti-dilution adjustment language of the Company's 2002 Stock Option Plan with respect to dividends (ordinary or extraordinary, whether in cash, securities or other form of consideration) applies to the Agreement;

     NOW, THEREFORE, the Agreement is hereby amended as follows (this amendment is hereinafter referred to as the "Amendment"):

     1. Section 1 of the Agreement, entitled Definitions, is hereby replaced in its entirety by the following:

          " "Committee" shall mean members of the Company's 2002 Stock Option Plan (the "Plan") Committee."

     2. The word "property" in the second sentence of Section 7 of the Agreement is hereby replaced by the words "form of consideration".

     3. Except as expressly amended by this Amendment, the remaining terms and provisions of the Agreement shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, the Company caused its name to be ascribed to this Amendment by its duly authorized representative and Mr. Fifer has acknowledged the Amendment as of the 1st day of September, 2004.

                                          MUELLER INDUSTRIES, INC.


                                          BY:  /s/ William H. Hensley
                                             ------------------------
                                          NAME:  William H. Hensley

ACKNOWLEDGED

/s/ Michael O. Fifer
--------------------
Michael O. Fifer